Exhibit 1.01

CSP, Inc.
Conflict Minerals Disclosure Report
For the reporting period January 1, 2014 to December 31, 2014
This Conflict Minerals Report (the “Report”) of CSP, Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2014 to December 31, 2014.
The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo and its adjoining countries, namely the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of the Company’s operations manufacture, or contract to manufacture, products, and the Conflict Minerals are necessary to the functionality or production of those products.
Section 1 - Description of the Company’s Products Covered by this Report
This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2014.
These products, which are referred to in this Report collectively as the “Covered Products,” consist of substantially all of the products that are manufactured or contracted to be manufactured by the Company within its High Performance Products segment.
Section 2 - Reasonable Country of Origin Inquiry
The Company has conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals. This good faith reasonable country of origin inquiry was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals came from recycled or scrap sources.
In conducting the reasonable country of origin inquiry, the Company utilized the conflict minerals reporting template developed by the Electronic Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI) Extractives Working Group (the “EICC/GeSI Reporting Template”).

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of Conflict Minerals. In this regard, the Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore has taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.
The Company has concluded that the responses obtained in its reasonable country of origin inquiry are insufficient to form the basis for a reasonable belief that none of the Conflict Minerals necessary to the functionality or production of the Company’s products originated in a Covered Country.
Section 3 - Due Diligence Measures Performed by the Company
1.Design of Our Due Diligence and Description of the Due Diligence Process
The Company’s due diligence processes and efforts have been designed to conform with the framework set forth in the 2nd edition of the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related supplements for gold, tin, tantalum and tungsten.
2.Management Systems
The Company’s conflict minerals due diligence process included: the development of a Conflict Minerals Policy; the establishment of governance structures with cross-functional team members and senior executives; communication to, and engagement of, suppliers; recordkeeping; and the development of escalation procedures.
These efforts included the development of a Conflict Minerals Task Force led by the Company’s Vice President and Chief Accounting Officer, Chief Financial Officer and a team of subject matter experts from relevant functions such as, purchasing, quality assurance and manufacturing. The team of subject matter experts is responsible for implementing the Company’s conflict minerals compliance strategy.
The Company periodically reports to the Audit Committee of the Board of Directors with respect to the Company’s due diligence process and compliance obligations.
As stated above, the Company has adopted a company policy which is posted on the Company’s website at: http://investorrelations.cspi.com/investor-relations/corporate-governance/cspi-conflict-minerals-policy. The policy states:
CSPI Conflict Minerals Policy
Conflict Mineral Disclosure Rules

On August 22, 2012, the United States Securities and Exchange Commission (“SEC”) adopted final rules pursuant to Section 1502 of the Dodd-Frank Act of 2010 regarding conflict minerals disclosure. These rules require public companies to report to the SEC whether tantalum, tin, tungsten or gold (“conflict minerals”) mined in the Democratic Republic of Congo or adjoining countries are used in the products they manufacture. If conflict minerals originate in these countries, publicly traded companies are required to use due diligence to trace the source and chain of custody of these minerals leading up to their receipt by the reporting company and to describe this due diligence effort and its results in reports filed annually.
CSP, Inc. (CSPI) Conflict Minerals Policy Statement
CSPI is committed to complying fully with the SEC’s new conflict minerals disclosure rules. It is our policy to work with our supply chain partners to take reasonable steps aimed at assuring that the identified “conflict minerals” are not sourced by CSPI or any of its supply chain partners.
In supporting the principles and objective of this legislation CSPI requests our suppliers, in the chain of custody, exercise reasonable due diligence to determine the country of origin of these minerals and act in accordance with the “Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas”.

3.	Report on Supply Chain Due Diligence and Results
a.The Company conducted a survey of its active suppliers using the EICC/GeSI Reporting Template. The EICC/GeSI Reporting Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters that the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on the website of the Conflict-Free Sourcing Initiative (“CFSI”). The EICC/GeSI Reporting Template has been widely adopted by many companies in their due diligence processes related to conflict minerals.
b.Survey Responses - The Company surveyed its entire known component and outsourced manufacturing supply chain, which consisted of 30 suppliers. The Company created and maintains a database of the survey responses. A copy of the declared sources of material has been included below as part of this filing. The declared sources represent a summary of all available information the Company obtained through the survey and follow-up process.

4.	Escalation Procedure

The Company has created follow-up processes to identify and escalate any identified issues associated with non-responsive or problematic responses provided by suppliers in connection with its due diligence efforts.

5.	Maintenance of Records
The Company has established a due diligence compliance process and set forth documentation and record maintenance mechanisms to ensure that relevant documentation is retained in a structured electronic database.

6.	Supply Chain Risk Identification and Assessment
Because of the Company’s size, the breath and complexity of its products, and the constant evolution of our supply chain, it is difficult to identify actors downstream from the Company’s direct suppliers. The Company identified 30 direct suppliers for our products that are within the scope of our due diligence process. Of these 30 suppliers, we received 27 responses to the request for information. We have relied on these suppliers’ responses to provide the information about the source of conflict minerals suppliers contained in the components supplied to the Company. The Company’s direct suppliers are similarly reliant upon information provided by their

7.	Designing and Implementing a Strategy To Identify and Respond to Supply Chain Risk
The Company has followed up with its direct suppliers in order to secure complete responses regarding both the use, and the supply and chain of custody, of any Conflict Minerals contained in the Covered Products. The Company has also initiated a process to review the reasonableness and reliability of its suppliers’ responses.

8.	Third Party Audits of Supply Chain
The Company does not have direct relationships with smelters and refiners, nor does it perform direct audits of these entities that provide its supply chain with these Conflict Minerals. We do rely upon broader industry efforts to influence smelters and refineries to get audited and certified through CFSI’s Conflict Free Smelter Program.

9.	Reporting
With the preparation and submission of this Conflict Minerals Report, the Company has provided a public report of its due diligence measures with regard to the sourcing of Conflict Minerals.
Section 4 - Product Categorization and Results of Due Diligence
After exercising the due diligence described above, the Company was unable to determine whether or not each of the Covered Products qualifies as “DRC conflict free,” as defined under the Rule.

Accordingly, the Company determined that each of the Covered Products is “DRC conflict undeterminable,” as defined in the Rule.
Based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed below:

Metal	Smelter Name
Gold	Acade Noble Metal (Zhao Yuan) Corporation
Gold	Aida Chemical Industries Co. Ltd.
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Minerção
Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Asaka Riken Co Ltd
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Bauer Walser AG
Gold	Boliden AB
Gold	Caridad
Gold	CCR Refinery – Glencore Canada Corporation
Gold	Cendres & Métaux SA
Gold	Cheong Hing
Gold	Chimet S.p.A.
Gold	China Sino-Platinum Metals Co.,Ltd
Gold	Chugai Mining
Gold	Colt Refining
Gold	Daejin Indus Co. Ltd
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Do Sung Corporation
Gold	Doduco
Gold	Dong'guan Dong wu Violent-toxic Chemical Products Co., Ltd.
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi
Gold	Dowa
Gold	Eco-System Recycling Co., Ltd
Gold	FSE Novosibirsk Refinery
Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)
Gold	Geib Refining Corporation
Gold	Gold and Siver Refining Strokes Ltd.
Gold	Gold Trading Room
Gold	Gong an ju

Gold	Guangdong Grace Billion Kate Fine Chemical Co Ltd
Gold	Guangdong Jinding Gold Limited
Gold	Heesung Metal Ltd
Gold	Heimerle + Meule GmbH
Gold	Henan San Men Xia
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Heraeus Zhaoyuan (Changshu) Electronic Material Co., Ltd.
Gold	Heraeus Zhaoyuan Precious Metal Materials Co.,Ltd.
Gold	Hon Hai
Gold	Hon Shen Co. Ltd
Gold	HonHai Precision Co., Ltd.
Gold	Hwasung CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jia Lung Corp
Gold	Jiangxi Copper Company Limited
Gold	Jie sheng
Gold	Jin Jinyin refining company limited
Gold	Jinfeng Gold Mine Smelter
Gold	Jinlong Copper Co., Ltd.
Gold	Johnson Matthey Inc
Gold	Johnson Matthey Ltd
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc Ltd
Gold	Kee Shing
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd
Gold	Korea Metal Co. Ltd
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.
Gold	KYOCERA
Gold	Kyrgyzaltyn JSC
Gold	L' azurde Company For Jewelry
Gold	LBMA
Gold	Lingbao Gold Company Limited
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	LINXENS
Gold	LITTELFUSE
Gold	LS-NIKKO Copper Inc.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd

Gold	Metalor Technologies (Singapore)Pte, Ltd
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	Met-Mex Peñoles, S.A.
Gold	Mitsui & Co. Precious Metals Inc. Hong Kong Branch
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Morigin Company
Gold	Moscow Special Alloys Processing Plant
Gold	n/a
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co. LTD
Gold	Ohio Precious Metals, LLC
Gold	Ohura Precious Metal Industry Co., Ltd
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)
Gold	OJSC Kolyma Refinery
Gold	PAMP SA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA
Gold	Rand Refinery (Pty) Ltd
Gold	Realized the enterprise co.,ltd.
Gold	Rohm & Haas Elec. Mat'ls
Gold	Royal Canadian Mint
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	Sanmenxia hang seng science and technology, research and development Co., LTD
Gold	Schone Edelmetaal
Gold	Scotia Mocatta
Gold	SEMPSA Joyería Platería SA
Gold	Sen Silver
Gold	Shandong Tiancheng Biological Gold Industrial Co.,Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	Shen Zhen Thousand Island Ltd.
Gold	Shenzhen fujun material technology co.,ltd
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Sojitz
Gold	Solar Applied Materials Technology Corp.
Gold	Soochow University's
Gold	Standard Bank
Gold	Strain DS Force Shop
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Tanaka Electronics

Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co. Ltd
Gold	Tokuriki Honten Co., Ltd
Gold	Tongling nonferrous Metals Group Co.,Ltd
Gold	Torecom
Gold	UBS AG
Gold	Umicore Brasil Ltda
Gold	Umicore Galvanotechnik GmbH
Gold	Umicore Precious Metal Refining
Gold	Umicore SA Business Unit Precious Metals Refining
Gold	Uniforce Metal Industrial Corp
Gold	United Precious Metal Refining, Inc.
Gold	UYEMURA
Gold	Valcambi SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	Wuxi Middle Treasure Materials
Gold	Yamamoto Precision Metals
Gold	Yantai the country large Safina high-tech environmental Refinery Co. Ltd.
Gold	Yantai Zhaojin Kanfort Precious Metals Co., Ltd.
Gold	Yokohama Metal Co Ltd
Gold	Zhaojin Kanfort Precious Metals Inc
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co. Ltd
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	China Shenzhen Morgan Sputtering Targets & Technology Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	Duoluoshan
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co.KG
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	KEMET Blue Powder

Tantalum	King-Tan Tantalum Industry Ltd
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India (Pvt.) Ltd.
Tantalum	Mitsui Mining & Smelting
Tantalum	Molycorp Silmet A.S.
Tantalum	Nantong Tongjie Electrical Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NTET, Thailand
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	QuantumClean
Tantalum	RFH Tantalum Smeltry Co., Ltd
Tantalum	Shanghai Jiangxi Metals Co. Ltd
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemicals
Tantalum	Telex
Tantalum	Ulba
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd
Tantalum	Zhuzhou Cement Carbide
Tin	5N PLUS
Tin	AcademyPreciousMetals(China)Co.,Ltd
Tin	AIM
Tin	Alpha Metals Taiwan
Tin	American Iron and Metal
Tin	Ami Bridge Enterprise Co., Ltd.
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.
Tin	Asahi Solder Technology (Wuxi) Co., Ltd.
Tin	Atlantic Metals
Tin	Best Metals
Tin	China Huaxi Group Nandan
Tin	China Rare Metal Materials Company
Tin	China Tin Group Co., Ltd.
Tin	China Tin Lai Ben Smelter Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Cooper Santa
Tin	CV Nurjanah
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	DAE CHANG IND CO LTD
Tin	Dae Kil
Tin	DUKSAN HI-METAL
Tin	Electroloy Coroperation Sdn Bhd
Tin	Electroloy Metal Pte
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Feinhütte Halsbrücke GmbH

Tin	Fenix Metals
Tin	Fuji Metal Mining
Tin	Full armor Industries (shares) Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.
Tin	Gejiu Yunxi Group Corp
Tin	Gejiu Zi-Li
Tin	Gibbs Wire & Steel Co
Tin	Gold Bell Group
Tin	Grant Manufacturing and Alloying
Tin	H.J.Enthoven & Sons is a division of H.J.Enthoven Ltd
Tin	Hana-High Metal
Tin	Hanbaek nonferrous metals
Tin	Heraeus Materials Singapore Pte, Ltd.
Tin	Heraeus Oriental Hitec Co., Ltd.
Tin	High-Power Surface Technology
Tin	High-Tech Co., Ltd. Taiwan
Tin	Hikaru Suites Ltd.
Tin	HUA ENG WIRE&CABLE CO.,LTD
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Increasingly and Chemical Co. (Suzhou) Ltd.
Tin	ISHIKAWA METAL CO.,LTD.
Tin	Jan Janq
Tin	JAU JANQ ENTERPRISE CO., LTD.
Tin	Jiangxi Nanshan
Tin	JU TAI INDUSTRIAL CO.,LTD.
Tin	Kewei Tin Co.,ltd
Tin	KOKI JAPAN
Tin	Levitra can, Shenzhen Electronic Technology Co., Ltd.
Tin	Linwu Xianggui Smelter Co
Tin	LUPON ENTERPRISE CO., LTD
Tin	Magnu's Minerais Metais e Ligas LTDA
Tin	Malaysia Smelting Corporation (MSC)
Tin	Matsuo nn da Ltd.
Tin	MCP Heck
Tin	MCP Mining & Chemical Products Ltd. UK
Tin	Meng neng
Tin	Metallo Chimique
Tin	Millard Wire
Tin	Mineração Taboca S.A.
Tin	Ming Li Jia smelt Metal Factory
Tin	Minmetals Ganzhou Tin Co. Ltd.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Nancang Metal Material Co.,Ltd
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.

Tin	Nathan Trotter & Co INC.
Tin	NGHE TIN NON-FERROUS METAL
Tin	Nihon Genma MFG Co., Ltd.
Tin	Ningbo Jintian copper (Group ) Company Limited
Tin	Novosibirsk Integrated Tin Works
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	OM Manufacturing Phils. Inc.
Tin	OMSA
Tin	Pro Wu Xianggui Mining Co., Ltd.
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Putra Karya
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT HP Metals Indonesia
Tin	PT Inti Stania Prima
Tin	PT Karimun Mining
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Prima Timah Utama
Tin	PT REFINED BANGKA TIN
Tin	PT Sariwiguna Binasentosa
Tin	PT Seirama Tin investment
Tin	PT Stanindo Inti Perkasa
Tin	PT Sumber Jaya Indah
Tin	PT Tambang Timah
Tin	PT Timah
Tin	PT Timah (Persero), Tbk
Tin	PT Tinindo Inter Nusa
Tin	PT. Supra Sukses Trinusa
Tin	PT. TAMBANG TIMAH
Tin	QianDao Co. ,ltd
Tin	Rohm & Hass
Tin	RST
Tin	Rui D Hung
Tin	SGS
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.
Tin	Shen Mao Solder (M) Sdn. Bhd.

Tin	Shenzhen keaixin Technology
Tin	Shenzhen Yi Cheng Industrial
Tin	Sinitron, Shenmao Solder (M) Sdn. Bhd.
Tin	SMIC SENJU MALAYSIA
Tin	Soft Metais, Ltda.
Tin	SOLDER COAT CO.,LTD.
Tin	Stretti
Tin	SUN SURFACE TECHNOLOGY CO.,LTD
Tin	Suzhou Co. Ltd.
Tin	Taicang City Nancang Metal Meterial Co.,Ltd
Tin	Taicang Jiangsu
Tin	Talcang City Nankang Metal Materila Co., Ltd
Tin	TCC steel
Tin	TDK
Tin	Thaisarco
Tin	TIANSHUI LONGBO BUSINESS &TRADE CO.,LTD.
Tin	Tim Plating Gejiu
Tin	Traxys
Tin	Uniforce Metal Industrial Corp.
Tin	Vishay Intertechnology
Tin	Well-Lin Enterprise Co Ltd
Tin	Westfalenzinn J. Jost KG
Tin	Westmetall GmbH & Co. KG
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company
Tin	Wuxi Lantronic Electronic Co Ltd
Tin	wuxi yunxi
Tin	Xia Yi Metal Industries (shares) Ltd.
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
Tin	Yunnan Tin Company Limited
Tin	Yunnan Tin Company, Ltd.
Tin	Yunnan, China Rare Metal Materials Company
Tin	Yun'xin Non-ferrous Electroanalysis Ltd.
Tin	Zhangzhou Macro Real Non-Ferrous Metals
Tin	Zhangzhou Xiangcheng Hongyu Building Co., Ltd.
Tin	Zhejiang Huangyan Xinqian Electrical Equipment Fittings Factory
Tin	ZhongShi
Tin	Zong Yang Industrial Co., Ltd.
Tungsten	A.L.M.T. Corp.
Tungsten	Altlantic Metals
Tungsten	Axis Material Limited
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	China Minmetals Corp., China Minmetals Nonferrous Metals Co Ltd
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.

Tungsten	Degutea
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangxi Richsea New Materials Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	KYORITSU GOKIN CO., LTD.
Tungsten	Micro 100
Tungsten	Saganoseki Smelter & Refinery
Tungsten	Sandvik
Tungsten	Sendi (Japan): Kyocera Corporation
Tungsten	Sincemat Co, Ltd
Tungsten	Sumitomo
Tungsten	Sunaga Tungsten
Tungsten	Sylham
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Tosoh
Tungsten	ULVAC, Inc.
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd
Tungsten	Voss Metals Company, Inc.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Wolfram Company CJSC
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd

The Company does not have sufficient information to determine the country of origin of the Conflict Minerals in the Covered Products.
Section 5 - Future Risk Mitigation and Efforts to Enhance Due Diligence
As the Company move toward enhancing its due diligence program, the Company intends to take the following steps to continue to mitigate any possible risk that the necessary Conflict Minerals in the Covered Products could benefit armed groups in the Covered Countries:

i.Enhance supplier communication, training and escalation process to improve due diligence data accuracy and completion.
ii.Continue to indirectly influence additional smelters to obtain Conflict Free status throughout the Company’s supply chain, where possible.
Where practicable, the Company will work with suppliers who are sourcing from non-Conflict Free smelters to move towards using Conflict Free smelters, within a reasonable time frame. The time frame will be dependent on the criticality of the specific part and the availability of alternative suppliers.